UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 489-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

As of May 21, 2020, the outstanding common stock of Delcath Systems, Inc. (the “Company”) had increased by more than 5% since the last reported common stock outstanding. As of June 3, 2020, the Company had 3,515,641 shares of its common stock, $0.01 par value per share, issued and outstanding. The increase in outstanding shares of common stock is due to conversions of Series E Preferred Stock and Series E-1 Preferred Stock into common stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Director

On June 2, 2020, William Rueckert resigned from the Board of Directors of the Company, effective immediately. Mr. Rueckert was a member and the chairperson of the Company’s Audit Committee at the time of his resignation.

A copy of Mr. Rueckert’s resignation letter sent via e-mail, dated June 2, 2020, describing the reasons for his resignation, including the departure of a former director and the withholding of certain claimed compensation to former executives, is filed as an exhibit to this Current Report on Form 8-K and the complete text thereof is incorporated by reference.

The Company believes that certain statements made by Mr. Rueckert in his resignation letter are not accurate. Specifically:

•

Mr. Rueckert’s resignation letter refers to “The dismissal of Marco [Taglietti] from the board.” Mr. Taglietti is a former director of the Company who, as reported on the Company’s Current Report on Form 8-K dated May 12, 2020, resigned as an independent director of the Company. His resignation was requested by the board in order to maintain a manageable board size in light of the simultaneous addition of two new directors, pursuant to the terms of the Board Appointment Agreement, dated April 8, 2020 by and among the Company, Rosalind Master Fund L.P. and Rosalind Opportunities Fund I L.P., and was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

•

Mr. Rueckert’s resignation letter refers to “the withholding of rightfully earned compensation from the senior executives” of the Company. The Company is currently reviewing the circumstances surrounding certain bonus compensation amounts which are claimed to be due to former senior executives. In the interim all back pay, other bonuses and unused vacation pay have been paid to the former executives. Upon the conclusion of the review, a decision on either retention of or payment of such amounts will be made. The aggregate amount claimed by the former executives does not exceed $1.14 million.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

17.1	Resignation letter via email from William Rueckert dated June 2, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: June 5, 2020	By:	/s/ John Purpura
	Name:	John Purpura
	Title:	Interim Chief Executive Officer